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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Aehr Test System

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 26, 2006

To The Shareholders of
    Aehr Test Systems:
     You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Aehr Test Systems, a California corporation (the “Company”), to be held on October 26, 2006, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:
1.	To elect five directors.

2.	To approve the adoption of the Company’s 2006 Equity Incentive Plan and authorize the reservation of 600,000 shares of common stock for issuance thereunder.

3.	To approve the adoption of Company’s 2006 Employee Stock Purchase Plan and authorize the reservation of 200,000 shares of common stock for issuance thereunder.

4.	To ratify the selection of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2007.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only holders of record of the Common Stock at the close of business on September 12, 2006 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person. If you attend the Annual Meeting, you may vote in person even if you return a proxy.

By Order of the Board of Directors,

RHEA J. POSEDEL
Chief Executive Officer and
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 26, 2006
AEHR TEST SYSTEMS
2006 ANNUAL MEETING OF SHAREHOLDERS
THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
PROPOSAL 1
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE (1)
PROPOSAL 2
APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN
PROPOSAL 3
APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
FINANCIAL STATEMENTS
OTHER MATTERS
APPENDIX A
APPENDIX B

AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS
     This Proxy Statement is being furnished to the Shareholders (the “Shareholders”) of Aehr Test Systems, a California corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on October 26, 2006 and at any adjournments thereof.
     At the Annual Meeting, the Shareholders will be asked:
1.	To elect five directors.

2.	To approve the adoption of the Company’s 2006 Equity Incentive Plan and authorize the reservation of 600,000 shares of common stock for issuance thereunder.

3.	To approve the adoption of Company’s 2006 Employment Stock Purchase Plan and authorize the reservation of 200,000 shares of common stock for issuance thereunder.

4.	To ratify the selection of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2007.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.
     The Board of Directors has fixed the close of business on September 12, 2006 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock (“Common Share”) held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.
     This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 27, 2006.
THE ANNUAL MEETING
Date, Time and Place
     The Annual Meeting will be held on October 26, 2006 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.
General
     The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.
Record Date and Shares Entitled to Vote
     Shareholders of record at the close of business on September 12, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,720,800 Common Shares outstanding and entitled to vote.
Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation
     Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.
     Proxies are being solicited by the Company. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.
Quorum; Abstentions; Broker Non-Votes
     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are also treated as shares entitled to vote (the “Votes Cast”) at the Annual Meeting with respect to such matter.
     While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.
     Broker non-votes (i.e. votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will make a quorum more readily but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same affect as a vote against the proposal.
Deadline for Receipt of Shareholder Proposals for 2007 Annual Meeting
     Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (“SEC”). Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2007 Annual Meeting of Shareholders must be received by the Company no later than May 31, 2007, in order that they may be included in the proxy statement and form of proxy related to that meeting.
Shareholder Information
     IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULE THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AEHR TEST SYSTEMS, 400 KATO TERRACE, FREMONT, CA 94539, ATTENTION: INVESTOR RELATIONS.

     If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless we have contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention: Investor Relations or by calling investor relations at (510) 623-9400, and we will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND MANAGEMENT
     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2006, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially
	Owned(1)
Beneficial Owner	Number	Percent(2)
Named Executive Officers and Directors:
Rhea J. Posedel (3)	1,117,454	14.2%
Robert R. Anderson (4)	149,436	1.9%
William W. R. Elder (5)	75,000	*
Mukesh Patel (6)	71,929	*
Mario M. Rosati (7)	229,217	2.9%
Gary L. Larson (8)	129,998	1.7%
Carl N. Buck (9)	106,979	1.4%
David S. Hendrickson (10)	44,582	*
Gregory M. Perkins (11)	43,124	*
All Directors and Executive Officers as a group (10 persons) (12)	1,987,760	23.8%

Principal Shareholders:
Private Capital Management (13) 8889 Pelican Bay Blvd., Suite 500, Naples, FL 34108	1,298,049	16.8%
State of Wisconsin Investment Board (14) 121 East Wilson Street, Madison, WI 53702	1,184,400	15.3%
RGM Capital, LLC (15) 4501 Ninth Street North, Suite 222, Naples, FL 34103	384,917	5.0%

*	Represents less than 1% of the Common Shares

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 20,000 shares held by Vivian Owen, Mr. Posedel’s wife, 9,950 shares held by Rhea J. Posedel, trustee for Natalie Diane Posedel, Mr. Posedel’s daughter, and 143,436 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(4)	Includes 66,936 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(5)	Includes 6,000 shares held by William W.R. Elder, trustee for his sons Derek S. Elder (3,000 shares) and Corwin W. Elder (3,000 shares) and 50,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(6)	Includes 66,929 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(7)	Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 152,217 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/9/90 and 50,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(8)	Includes 75,708 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(9)	Includes 55,041 issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(10)	Includes 44,582 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(11)	Includes 43,124 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(12)	Includes 615,484 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2006.

(13)	Based solely on Schedule 13G/A filed February 14, 2006 with the SEC by Private Capital Management (“PCM”). PCM has shared investment power and shared voting power with respect to the shares. Does not include shares reported as beneficially owned by Bruce S. Sherman and Gregg J. Powers, officers of PCM, but not reported as beneficially held by PCM. Messrs. Sherman and Powers may be deemed to have beneficial ownership of 1,429,049 shares and 1,332,449 shares, respectively, but disclaimed beneficial ownership of the shares held by PCM’s clients and managed by PCM and also disclaimed the existence of a group.

(14)	Based solely on Schedule 13G/A filed February 10, 2006 with the SEC by the State of Wisconsin Investment Board (“SWIB”). SWIB has sole investment and sole voting power with respect to the shares.

(15)	Based solely on Schedule 13D filed March 16, 2006 with the SEC by RGM Capital, LLC (“RGM”). RGM has shared investment and voting power with respect to the shares.

Equity Compensation Plan Information
     The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of May 31, 2006.

	(a)	(b)	(c)
Number of securities
remaining available for future
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a))
Equity compensation plans approved by security holders	1,268,936 (1)	$3.81	333,655

Equity compensation plans not approved by security holders	—	—	—

Total	1,268,936	$3.81	333,655

(1)	Issued pursuant to the Company’s 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan (“Stock Option Plans”), which require the approval of and have been approved by the Company’s shareholders. See description of the Stock Option Plans below.
Stock Option Plans
     On October 23, 1996, the Board of Directors approved the 1996 Stock Option Plan (the “Stock Plan”). The Stock Plan provides for the granting of non-qualified stock options or incentive stock options to employees and consultants at the fair market value of the Company’s common stock as of the date of grant. Options granted under the Stock Plan generally vest at a rate of 1/48th per month, however, the vesting schedule can change on a grant-by-grant basis. The Stock Plan provides that vested options may be exercised for 3 months after termination of employment and for 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The Stock Plan permits options to be exercised with cash, check, certain other shares of the Company’s common stock or consideration received by the Company under a “cashless exercise” program. In the event that the Company merges with or into another corporation, or sells substantially all of the Company’s assets, the Stock Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. As of May 31, 2006, there were 1,602,591 shares of Common Stock reserved under the Stock Plan and 333,655 shares remaining for future issuance.
     On June 9, 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan (the “ESPP”). The ESPP has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year, except that the first such offering period commenced with the effectiveness of the Company’s initial public offering and ended on the last trading day on or before March 31, 1999. Shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company’s Common Stock at either the first day of an offering period or the last day of the purchase period. If a participant’s rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the ESPP. The maximum number of shares a participant may purchase during a single purchase period is 3,000 shares. As of May 31, 2006, there were 400,000 shares of Common Stock reserved under the ESPP and 30,104 shares remaining for future issuance.

PROPOSAL 1
ELECTION OF DIRECTORS
     At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.
     The names of the nominees and certain information about them are set forth below:

			Director
Name of Nominee	Age	Position	Since
Rhea J. Posedel	64	Chairman of the Board and Chief Executive Officer	1977
Robert R. Anderson (1)(2)	68	Director	2000
William W.R. Elder (1)(2)(3)	67	Director	1989
Mukesh Patel (1)(3)	48	Director	1999
Mario M. Rosati	60	Director and Secretary	1977

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee
     The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.
     RHEA J. POSEDEL is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in 1977. From the Company’s inception through May 2000, Mr. Posedel also served as President. Prior to founding the company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly “Lockheed Missile & Space Corporation”), Ampex Corporation, and Cohu, Inc. He received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.
     ROBERT R. ANDERSON was appointed to the Company’s Board of Directors in October 2000. Mr. Anderson is a private investor. From January 1994 to January 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. He also served as Chairman of Yield Dynamics, Inc., a private semiconductor process control software company, from October 1998 to October 2000, and as Chief Executive Officer from October 1998 to April 2000. Mr. Anderson co-founded KLA Instruments Corporation, now KLA-Tencor Corporation, a supplier of semiconductor process control systems, in 1975 and served in various capacities including Chief Operating Officer, Chief Financial Officer, Vice Chairman and Chairman before he retired from that company in 1994. Mr. Anderson is Chairman of Aviza Technology, Inc., a semiconductor equipment company, and is a director of MKS Instruments, Inc., a semiconductor components and equipment supplier. He also serves as a director for two private companies.
     WILLIAM W. R. ELDER has been a director of the Company since 1989. Dr. Elder was the Chief Executive Officer of Genus, Inc. a semiconductor equipment company, from 1981 to 1996, and then again from 1998 until the company was recently acquired by AIXTRON AG (“AIXTRON”), and he currently serves as the Chairman of the Silicon Semiconductor Technologies Group and as a member of the Executive Board of AIXTRON. Dr. Elder also serves as a Board Member of Maskless Lithography Inc., a capital equipment start-up company based in San Jose, California. Dr. Elder holds a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.
     MUKESH PATEL was appointed to the Company’s Board of Directors in June 1999. Mr. Patel is a leading entrepreneur in the Silicon Valley who founded Sparkolor Corporation, acquired by Intel Corporation in late 2002, and co-founded SMART Modular Technologies, Inc., a high value added memory products company, acquired by Solectron Corporation in late 1999. Mr. Patel holds a B.S. degree in Engineering with an emphasis in digital electronics from Bombay University, India. Mr. Patel also serves as a Board member for several privately-held companies.
     MARIO M. ROSATI has been a director of the Company since 1977. He is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation which he joined in 1971. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law. Mr. Rosati is a director of Sanmina-SCI Corporation, an electronics manufacturing services company, Symyx Technologies, Inc., a combinatorial materials science company, and Vivus Inc., a specialty pharmaceutical company, all publicly held companies, as well as several privately-held companies.
Board Matters and Corporate Governance
Board Meetings and Committees
     The Board of Directors held a total of four (4) meetings and acted four (4) times by unanimous written consent during the fiscal year ended May 31, 2006. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.
     The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
     The Audit Committee of the Board of Directors is comprised entirely of independent directors, as defined in the National Association of Securities Dealers, Inc.’s (“NASD”) listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee consists of directors Messrs. Anderson, Elder and Patel. The Board of Directors has determined that Mr. Anderson is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson and Elder, each of whom is an independent member of the Board of Directors, as defined in the NASD’s listing standards. The Compensation Committee held one (1) meeting during fiscal year 2006. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.
     The Nominating and Governance Committee of the Board of Directors currently consists of Messrs. Elder and Patel, each of whom is an independent member of the Board of Directors, as defined in the NASD’s listing standards. The Nominating and Governance Committee held one (1) meeting during fiscal year 2006. The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board of Directors; selects, or recommends for the selection of the Board of Directors, director nominees; and evaluates director compensation; reviews the composition of committees of the Board of Directors and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board of Directors and corporate officers.

Shareholder Recommendations
     The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations proposed for consideration by the Board of Directors should include the candidate’s name and qualifications for Board membership and should be addressed to:
Aehr Test Systems
400 Kato Terrace
Fremont, CA 94539
Attn: Secretary
     In addition, procedures for shareholder direct nomination of directors are discussed under “Deadline for Receipt of Shareholder Proposals” above.
Director Qualifications
     Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board in an action by written consent dated September 24, 2004. They should have broad experience at the policy-making level in business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.
Identifying and Evaluating Nominees for Directors
     The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.
     The Board of Directors has determined that each of its current directors, except for Rhea J. Posedel, the Company’s Chief Executive Officer, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards, as currently in effect.

Annual Meeting Attendance
     Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders. All directors attended the 2005 annual meeting of shareholders.
Code of Conduct and Ethics
     The Board of Directors has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Company will provide a copy of the Code of Conduct and Ethics upon request made in writing to Aehr Test Systems, Attention: Investor Relations, 400 Kato Terrace, Fremont, CA 94539. The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com, on the Investors page.
Communications with the Board
     Individuals may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539.
REPORT OF THE AUDIT COMMITTEE (1)
     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Messrs. Patel, Anderson and Elder, held four (4) meetings in fiscal year 2006. Each member is an independent director in accordance with the NASDAQ Global Market Audit Committee requirements. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s financial affairs.
     The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP (“BPM”), is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended May 31, 2006. BPM, the Company’s independent registered public accounting firm for fiscal year 2006, issued their unqualified report dated July 17, 2006 on the Company’s consolidated financial statements.
     The Audit Committee has also discussed with BPM the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has also received the written disclosures and the letter from BPM required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has conducted a discussion with BPM relative to its independence. The Audit Committee has considered whether BPM’s provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company’s audited financial statements for the fiscal year ended May 31, 2006 be included in the Annual Report on Form 10-K.

AUDIT COMMITTEE
Robert R. Anderson
William W.R. Elder
Mukesh Patel
(1) The information regarding the Audit Committee is not “soliciting” material and is not deemed “filed” with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
Director Compensation
     Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. Each outside director receives (1) an annual retainer of $15,000, (2) $1,875 for each regular board meeting he attends, and (3) $1,125 for each committee meeting he attends if not held in conjunction with a regular board meeting, in addition to being reimbursed for certain expenses incurred in attending Board and committee meetings. Prior to each annual meeting of shareholders, each outside director may elect to receive an additional stock option grant in lieu of any cash payments throughout the year. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. Directors are eligible to participate in the Company’s stock option plans. In fiscal 2004, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $3.79 per share. Additionally, Robert Anderson and Mukesh Patel were each granted 9,499 shares at $3.79 per share pursuant to an agreement to take these options in lieu of cash payments throughout the fiscal year. In fiscal 2005, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $2.89 per share. Additionally, Robert Anderson and Mukesh Patel were each granted options to purchase 12,676 shares at $2.84 per share pursuant to an agreement to take these options in lieu of cash payments throughout the fiscal year. In fiscal 2006, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $3.66 per share. Additionally, Robert Anderson and Mukesh Patel were each granted options to purchase 14,754 shares at $3.66 per share pursuant to an agreement to take these options in lieu of cash payments throughout the fiscal year.
     The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.
Vote Required
     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See “Quorum; Abstentions; Broker Non-Votes.”
the board of directors recommends that Shareholders vote FOR the nominees listed above

PROPOSAL 2
APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN
     The stockholders are being asked to approve a new 2006 Equity Incentive Plan (the “Incentive Plan”). The Company’s current Amended and Restated 1996 Stock Plan is set to expire in October 2006. The Board has approved the Incentive Plan, subject to approval from the stockholders at the Annual Meeting. If the stockholders approve the Incentive Plan, it will replace the Company’s Amended and Restated 1996 Stock Option Plan and no further awards will be made thereunder. The Amended and Restated 1996 Stock Option Plan, however, will continue to govern awards previously granted under that plan. If the stockholders do not approve the Incentive Plan, the Amended and Restated 1996 Stock Option Plan will remain in effect through the remainder of its term.
     The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the Incentive Plan increase the Company’s ability to achieve this objective, especially, in the case of the Incentive Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help the Company to recruit, reward, motivate and retain talented personnel. The recent changes in the equity compensation accounting rules, which became effective for the Company on June 1, 2006, also make it important to have greater flexibility under the Company’s employee equity incentive plan. As the new equity compensation accounting rules come into effect for all companies, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options.
     The Board believes strongly that the approval of the Incentive Plan is essential to the Company’s continued success. In particular, the Board believes that the Company’s employees are its most valuable assets and that the awards permitted under the Incentive Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company competes. Such awards also are crucial to the Company’s ability to motivate employees to achieve its goals.
Vote Required; Recommendation of the Board of Directors
     The approval of the Incentive Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR”
THE ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN AND THE
NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE
INCENTIVE PLAN.
Description of the 2006 Equity Incentive Plan
     The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.
General.
     The Incentive Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of August, 2006, approximately 91 employees, directors and consultants would be eligible to participate in the Incentive Plan.
Number of Shares of Common Stock Available Under the Incentive Plan.
     The Board has reserved 600,000 shares of the Company’s common stock for issuance under the Incentive Plan, plus (i) any shares that, as of the date the Company’s Amended and Restated 1996 Stock Option Plan terminated, were reserved but not issued pursuant to any award granted thereunder, and were not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Amended and Restated 1996 Stock Option Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Amended and Restated 1996 Stock Option Plan that are forfeited to or repurchased by the Company. The shares may be authorized, but unissued, or reacquired common stock. As of September 27, 2006, no Awards have been granted under the Incentive Plan.
     Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with two shares that will thereafter be available for issuance under the Incentive Plan.
     If the Company declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s common stock, the Administrator will adjust the number and class of shares that may be delivered under the Incentive Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.
Administration of the Incentive Plan.
     The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to herein as the “Administrator”), will administer the Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company can receive a federal tax deduction for certain compensation paid under the Incentive Plan. Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards. Notwithstanding the foregoing, the Administrator may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price.
Options.
     The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 200,000 shares in any fiscal year, except in connection with his or her initial service as an employee with the Company, in which case he or she may be granted an option to purchase up to an additional 200,000 shares.
     The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.
     The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.
     After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.
Stock Appreciation Rights.
     The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 200,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 200,000 shares in connection with his or her initial service as an employee with the Company.
     After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.
Restricted Stock.
     Awards of restricted stock are rights to acquire or purchase shares of the Company’s common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 75,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 75,000 shares of restricted stock in connection with his or her initial employment with the Company.
Restricted Stock Units.
     Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Notwithstanding the foregoing, at any time after the grant of restricted stock units, the Administrator may reduce or waive any vesting criteria that must be met to receive a payout. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 75,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 75,000 restricted stock units in connection with his or her initial employment with the Company.
Performance Units and Performance Shares.
     The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, after the grant of performance units or shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. During any fiscal year, no participant will receive more than 75,000 performance shares and no participant will receive performance units having an initial value greater than $250,000, except that a participant may be granted performance shares covering up to an additional 75,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.
Performance Goals.
     Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: business divestitures and acquisitions; cash flow; cash position; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; expenses; gross margin; market share; net income; net profit; net sales; new product development milestones; number of customers; orders received; backlog; operating earnings; operating income; operating margin; profit after taxes; profit before taxes; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on capital; return on equity; return on investments; return on net assets; return on sales; return on stockholder equity; return to stockholders; revenue; sales; sales growth; time to market; and working capital. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company’s business as a whole or one of the Company’s business units and may be measured relative to a peer group or index.

Transferability of Awards.
     Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.
Change of Control.
     In the event of a change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
Amendment and Termination of the Incentive Plan.
     The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Incentive Plan will terminate in October 2016, unless the Board terminates it earlier.
Number of Awards Granted to Employees, Consultants, and Directors
     The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the Amended and Restated 1996 Stock Option Plan during the last fiscal year, and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Rhea J. Posedel	35,000	$3.091
Gary L Larson	25,000	$2.810
Carl N. Buck	20,000	$2.810
David S. Hendrickson	25,000	$2.810
Gregory M. Perkins	5,000	$2.810
All executive officers, as a group	115,000	$2.896
All directors who are not executive officers, as a group	49,508	$3.660
All employees who are not executive officers, as a group	155,950	$2.932

Federal Tax Aspects
     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.
     Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
     Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.
     Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.
     Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.
     Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Plan) are not entirely clear.
     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Vote Required
     Approval of the 2006 Incentive Plan requires the affirmative vote of the Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN AND THE NUMBER
OF SHARES RESERVED FOR ISSUANCE UNDER THE INCENTIVE PLAN.

PROPOSAL 3
APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN
     Stockholders are being asked to approve a new employee stock purchase plan, the 2006 Employee Stock Purchase Plan (the “Purchase Plan”). The Company’s current 1997 Employee Stock Purchase Plan expires in 2007, after which no further offerings to purchase shares may commence thereunder. The Board has determined that it is still in the best interests of the Company and its stockholders to have an employee stock purchase plan. The Board has reserved a total of 200,000 shares of the Company’s common stock for purchase under the Purchase Plan, subject to stockholder approval at the Annual Meeting. The Board expects that the number of shares reserved for issuance under the Purchase Plan will be sufficient to operate the plan between three to four years without having to request additional shares. The Board will periodically review actual share consumption under the Purchase Plan and may make an additional request for shares under the Purchase Plan earlier or later than this period as needed. As of the date of stockholder approval of the Purchase Plan, no rights to purchase shares of common stock had been granted pursuant to the Purchase Plan.
Vote Required; Recommendation of Board of Directors
     The approval of the Purchase Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN.
Description of the 2006 Employee Stock Purchase Plan
     The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix B.
General.
     The Purchase Plan was adopted by the Board in September 2006, subject to stockholder approval at the Annual Meeting. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of the Company’s common stock through payroll deductions.
Administration.
     The Board or a committee appointed by the Board (referred to herein as the “Administrator”) administers the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Administrator and its decisions are final, conclusive and binding upon all participants.
Eligibility.
     Each of the Company’s employees or the employees of the Company’s designated subsidiaries who is a common law employee and whose customary employment with the Company or one of the Company’s designated subsidiaries is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of the Company’s capital stock or the capital stock of one of the Company’s designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.
Offering Period.
     Each offering period under the Purchase Plan will expire on the earliest to occur of (i) the completion of the purchase of shares on the last exercise date occurring within twenty-four months of the offering date of such option, (ii) such shorter offering period as may be determined by the Administrator, or (iii) the date on which an eligible employee ceases to be a participant under the Purchase Plan. Each offering period will generally consist of a number of purchase periods after which shares will be purchased. Until the Administrator determines otherwise, a purchase period will be approximately six months and run from April 1 to October 1 and October 1 to April 1. To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of a participant’s compensation during the offering period. Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with the Company or one of the Company’s designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of the Company’s common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each purchase period to the extent of the payroll deductions accumulated during such purchase period.
Purchase Price.
     Shares of the Company’s common stock may be purchased under the Purchase Plan at a purchase price not less than 85% of the lesser of the fair market value of the common stock on (i) the first day of the offering period, or (ii) the last day of the purchase period. The fair market value of the Company’s common stock on any relevant date will be the closing price per share as reported on the Nasdaq National Market, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.
Payment of Purchase Price; Payroll Deductions.
     The purchase price of the shares is accumulated by payroll deductions throughout each purchase period. The number of shares of the Company’s common stock that a participant may purchase in each purchase period during an offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that purchase period by the purchase price; provided, however, that a participant may not purchase more than 3,000 shares each purchase period. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.
     All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with the Company’s general funds. Funds received by the Company pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.
Withdrawal.
     Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to the Company.
Termination of Employment.
     Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the plan and the payroll deductions credited to the participant’s account (to the extent not used to make a purchase of the Company’s common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.
Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.
     Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Purchase Plan, then the Administrator will adjust the number and class of common stock which may be delivered under the Purchase Plan, the purchase price per share and the number of shares of common stock covered by each option under the Purchase Plan which has not yet been exercised, and the maximum number of shares a participant can purchase during a purchase period.
     Dissolution or Liquidation. In the event of the Company’s proposed dissolution or liquidation, the Administrator will shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any purchase periods and offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
     Change of Control. In the event of a merger or “change of control,” as defined in the Purchase Plan, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten any purchase periods and offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the merger or change of control. If the Administrator shortens any purchase periods and offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Amendment and Termination of the Plan.
     The Administrator may at any time terminate or amend the Purchase Plan including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

New Plan Benefits
     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. No purchases have been made under the Purchase Plan since its adoption by the Board.
Certain Federal Income Tax Information
     The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Vote Required
     Approval of the 2006 ESPP requires the affirmative vote of the Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF
SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors of the Company has selected Burr, Pilger & Mayer LLP, as the Company’s independent registered public accounting firm, to audit the financial statements of the Company for the current fiscal year ending May 31, 2007, and recommends that Shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent registered public accounting firm at any time during the year. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
     On December 6, 2005, the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm, effective immediately. PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended May 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended May 31, 2005 and 2004, and through December 6, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years.
Audit Fees
     The following table sets forth the aggregate fees billed or to be billed by Burr, Pilger & Mayer LLP and PricewaterhouseCoopers LLP for the following services for the year ended May 31, 2006 and PricewaterhouseCoopers LLP for the following services for the year ended May 31, 2005:
     DESCRIPTION OF SERVICES

	2006	2005
Audit Fees	$161,935	$208,496
Tax Fees	—	—

TOTAL	$161,935	$208,496

     Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2006 and fiscal 2005 annual financial statements and for the review of the financial statements included in the Company’s quarterly reports during such periods.
     Tax Fees. Aggregate fees were for services related to finalization of income tax returns, sale and use tax filings, and other tax consulting services.
     The Audit Committee pre-approves all audit and non-audit services provided to the Company by the independent auditors.
the board of directors recommends that Shareholders vote FOR the ratification of the appointment of Burr, pilger & mayer LLP

COMPENSATION OF EXECUTIVE OFFICERS
     The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2006, 2005 and 2004 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year ended May 31, 2006.
Summary Compensation Table

				Long-term
				Compensation
				Securities
	Fiscal	Annual Compensation		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options ($)	Compensation ($)
Rhea J. Posedel	2006	$221,417	$69,663	$4,678	$24,990	(1)
Chief Executive Officer and	2005	$220,590	—	$2,634	$18,896	(2)
Chairman of the Board of Directors	2004	$216,662	—	$2,360	$22,936	(3)

Gary L. Larson	2006	$189,053	$53,678	$4,430	$7,555	(1)
Vice President of Finance and	2005	$177,053	—	$2,429	$5,503	(2)
Chief Financial Officer	2004	$174,181	—	$2,071	$5,320	(3)

Carl N. Buck	2006	$159,324	$44,356	$3,302	$6,636	(1)
Vice President of Marketing and	2005	$159,093	—	$1,892	$5,473	(2)
Contactor Business Group	2004	$153,144	$7,375	$1,739	$5,261	(3)

David S. Hendrickson	2006	$189,326	$32,486	$4,115	$19,165	(1)
Vice President of Engineering	2005	$184,995	$335	$2,360	$19,203	(2)
	2004	$182,015	—	$2,015	$16,458	(3)

Gregory M. Perkins	2006	$229,662	$13,221	$4,934	$9,881	(1)
Vice President of Worldwide	2005	$160,952	—	$2,114	$19,270	(2)
Sales and Service	2004	—	—	—	—

(1)	Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2006.

(2)	Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2005.

(3)	Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2004.

Stock Option Grants and Exercises
     The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2006.
Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees in	Price	Expiration	Option Term(4)
Name	Granted(1)	Fiscal Year(2)	($/Share)(3)	Date	5% ($)	10% ($)
Rhea J. Posedel	35,000	12.9%	$3.09	6/23/2012	$30,203	$83,471
Gary L. Larson	25,000	9.2%	$2.81	6/23/2012	$28,599	$66,647
Carl N. Buck	20,000	7.4%	$2.81	6/23/2012	$22,879	$53,318
David S. Hendrickson	25,000	9.2%	$2.81	6/23/2012	$28,599	$66,647
Gregory M. Perkins	5,000	1.8%	$2.81	6/23/2012	$5,720	$13,329

(1)	The options were granted under the 1996 Stock Option Plan and vest over four years.

(2)	Based on an aggregate of 270,950 options granted by the Company in the year ended May 31, 2006 to employees and consultants to the Company, including the named executive officers.

(3)	The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors, except the exercise price of the options granted to Mr. Posedel was equal to 110% of the fair market value of the Common Stock on the date of the grant.

(4)	This column sets forth hypothetical gains or “option spreads” for the options at the end of their respective seven-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% annually from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions and the timing of option exercises, if any.
     The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2006 and the value of unexercised options at such date.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	Fiscal Year-End(#)(1)		Fiscal Year-End($)(2)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Rhea J. Posedel	—	—	131,352	53,648	$287,360	$159,860
Gary L. Larson	—	—	68,207	34,793	$181,919	$115,822
Carl N. Buck	—	—	48,686	30,314	$133,981	$100,389
David S. Hendrickson	—	—	37,914	37,086	$74,416	$105,284
Gregory M. Perkins	—	—	34,686	40,314	$73,910	$89,790

(1)	The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2)	Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($6.43 share as of May 31, 2006) and the exercise price of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
     In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.
Legal Counsel
     During fiscal 2006, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2007.
Change of Control Severance Agreement
     The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel, and on September 13, 2006 with Mr. Gregory M. Perkins, pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation. In the event of a termination in fiscal 2007 following a change of control, the amounts payable to Messrs. Buck, Hendrickson, Larson, Perkins and Posedel would be approximately $82,000, $107,000, $148,000, $89,000 and $246,000, respectively.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee consists of Messrs. Anderson and Elder. No interlocking relationship exists between the Company’s Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.
General
     The objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executives while aligning their compensation with the achievements of key business objectives, maximization of shareholder value and optimal satisfaction of customers.
     The Compensation Committee is responsible for:
1.	Determining the specific executive compensation methods to be used by the Company and the participants in each of those specific programs;

2.	Determining the evaluation criteria and timeliness to be used in those programs;

3.	Determining the processes that will be followed in the ongoing administration of the programs; and

4.	Determining their role in the administration of the programs.
     All of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection will occur. The Compensation Committee is responsible for administering the compensation programs for all Company officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company’s officers.
Compensation Vehicles
     Currently, the Company uses the following executive compensation vehicles:
•	Cash-based programs: Base salary, Annual Incentive Bonus Plan, Annual Profit Sharing Plan, and a Sales Incentive Commission Plan; and

•	Equity-based programs: 1996 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan and the Employee Stock Bonus Plan.
     These programs apply to all executive level positions, except for the Sales Incentive Commission Plan, which only includes executives directly responsible for sales activities. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.
     The criteria for determining the appropriate salary level, bonus and stock option grants for each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance objectives. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain: operating profit, revenue growth, timely new product introduction, and shareholder value (usually measured by the Company stock price). Individual performance is measured to specific objectives relevant to the individual’s position and a specific time frame.
     These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.
     The processes used by the Compensation Committee include the following steps:
1.	The Compensation Committee periodically receives information comparing the Company’s pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily national and regional compensation surveys are used.

2.	At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executives. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on their respective performance objectives.

3.	Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

4.	At the end of the performance cycle, the Chief Executive Officer evaluates each other executive’s relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

5.	The final evaluations and compensation decisions are discussed with each executive by the Chief Executive Officer or Compensation Committee, as appropriate.
Compensation of the Chief Executive Officer
  The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Rhea J. Posedel, the Company’s Chief Executive Officer, in fiscal year 2006. In setting both the cash-based and the equity-based elements of Mr. Posedel’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Posedel’s experience and knowledge, and Mr. Posedel’s leadership in achieving our long-term goals. During fiscal year 2006, he received a stock option grant under our 1996 Stock Option Plan for 35,000 shares. These options vest over seven years. The Compensation Committee believes Mr. Posedel’s fiscal year 2006 compensation was fair, relative to the Company’s performance and Mr. Posedel’s individual performance and leadership, and it rewards him for this performance and will serve to retain him as a key employee.
Policy on Deductibility of Compensation
  We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2006 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.
     The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

COMPENSATION COMMITTEE

Robert R. Anderson
William W.R. Elder

Company Performance
     The following graph shows a comparison of total shareholder return for holders of the Company’s Common Stock for the last five fiscal years and ending May 31, 2006, compared with The NASDAQ Stock Market (U.S.) Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in the Company’s Common Stock, in the NASDAQ Stock Market (U.S.) Index and the Philadelphia Semiconductor Index on May 31, 2001, and that all dividends were reinvested. The Company believes that while total shareholder return can be an important indicator of corporate performance, the stock prices of semiconductor equipment companies like Aehr Test Systems are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other semiconductor equipment company stocks.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AEHR TEST SYSTEMS, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

*	$100 invested on 5/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending May 31.

COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2006, except for one Form 4 filed late for each of the following executive officers of the Company: Carl N. Buck, David S. Hendrickson, Gary L. Larson, Gregory M. Perkins, Rhea J. Posedel and Kunio Sano.
FINANCIAL STATEMENTS
     The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.
OTHER MATTERS
     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

RHEA J. POSEDEL
Chief Executive Officer and
Chairman of the Board of Directors
Dated: September 27, 2006

APPENDIX A
AEHR TEST SYSTEMS
2006 EQUITY INCENTIVE PLAN
1.	Purposes of the Plan. The purposes of this Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

•
     The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.
2.	Definitions. As used herein, the following definitions will apply:
a)	“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

b)	“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

c)	“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

d)	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

e)	“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

f)	“Board” means the Board of Directors of the Company.

g)	“Change in Control” means the occurrence of any of the following events:
i.	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

ii.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

iii.	A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent

Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

iv.	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
h)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

i)	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

j)	“Common Stock” means the common stock of the Company.

k)	“Company” means Aehr Test Systems, Inc., a California corporation, or any successor thereto.

l)	“Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

m)	“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

n)	“Director” means a member of the Board.

o)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

p)	“Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

r)	“Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

s)	“Fiscal Year” means the fiscal year of the Company.

t)	“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

u)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

v)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

w)	“Option” means a stock option granted pursuant to the Plan.

x)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

y)	“Participant” means the holder of an outstanding Award.

z)	“Performance Goals” will have the meaning set forth in Section 11 of the Plan.

aa)	“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

bb)	“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

cc)	“Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

dd)	“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

ee)	“Plan” means this 2006 Equity Incentive Plan.

ff)	“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

gg)	“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

hh)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

ii)	“Section 16(b)” means Section 16(b) of the Exchange Act.

jj)	“Service Provider” means an Employee, Director or Consultant.

kk)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

ll)	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

mm)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

nn)	“Successor Corporation” has the meaning given to such term in Section 14(c) of the Plan.
3.	Stock Subject to the Plan.
a)	Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 600,000 Shares plus (i) any Shares that, as of the date the Company’s Amended and Restated 1996 Stock Option Plan (the “1996 Plan”) terminated, were reserved but not issued pursuant to any award granted thereunder, and were not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the 1996 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1996 Plan that are forfeited to or repurchased by the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.

b)	Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

c)	Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.	Administration of the Plan.
     (a) Procedure.
i.	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

ii.	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii.	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

iv.	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
i.	to determine the Fair Market Value;

ii.	to select the Service Providers to whom Awards may be granted hereunder;

iii.	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

iv.	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

v.	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

vi.	to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

vii.	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

viii.	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

ix.	to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.
6. Stock Options.
a)	Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

b)	Number of Shares. The Administrator will have complete discretion to determine the number of Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 200,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Options covering up to an additional 200,000 Shares.

c)	Term of Option. The Administrator will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

d)	Option Exercise Price and Consideration.
i.	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. The Administrator may not modify or amend an Option to reduce the exercise price of such Option after it has been granted (except for adjustments made pursuant to Section 14 of the Plan) nor may the Administrator cancel any outstanding Option and replace it with a new Option,

Stock Appreciation Right, or other Award with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders.

ii.	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

iii.	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.
e)	Exercise of Option.
i.	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

ii.	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iii.	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

iv.	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

v.	Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
     7. Stock Appreciation Rights.
a)	Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

b)	Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 200,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an

Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 200,000 Shares.

c)	Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Administrator may not modify or amend a Stock Appreciation Right to reduce the exercise price of such Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14 of the Plan) nor may the Administrator cancel any outstanding Stock Appreciation Right and replace it with a new Stock Appreciation Right, Option, or other Award with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders.

d)	Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

e)	Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that no Stock Appreciation Right will have a term greater than ten (10) years from its date of grant. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

f)	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
i.	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

ii.	The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8. Restricted Stock.
a)	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

b)	Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, during any Fiscal Year no Participant will receive more than an aggregate of 75,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

c)	Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

e)	Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

f)	Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

g)	Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

h)	Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9. Restricted Stock Units.
a)	Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 75,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 75,000 Restricted Stock Units.

b)	Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

c)	Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

d)	Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

e)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10. Performance Units and Performance Shares.
a)	Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $250,000, and (b) no Participant will receive more than 75,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 75,000 Performance Shares and additional Performance Units having an initial value up to $250,000.

b)	Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

c)	Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

d)	Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

e)	Form and Timing of Payment of Performance Units/Shares . Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

f)	Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11. Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including one or more of the following measures: (a) business divestitures and acquisitions, (b) cash flow, (c) cash position, (d) earnings, (e) earnings before interest and taxes, (f) earnings before interest, taxes, depreciation and amortization, (g) earnings per Share, (h) economic profit, (i) economic value added, (j) equity or stockholder’s equity, (k) expenses, (l)gross margin, (m) market share, (n) net income, (o) net profit, (p) net sales, (q) new product development milestones, (r) number of customers, (s) orders received, (t) backlog, (u) operating earnings, (v) operating income, (w) operating margin, (x)profit after taxes, (y) profit before taxes, (z) ratio of debt to debt plus equity, (aa) ratio of operating earnings to capital spending, (bb) return on capital, (cc) return on equity, (dd) return on investments, (ee) return on net assets, (ff) return on sales, (gg) return on stockholder equity, (hh) return to stockholders, (ii) revenue, (jj) sales, (kk) sales growth, (ll) time to market, and (mm) working capital. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies, (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable). Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
12. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. With the approval of the Administrator, a Participant may, in a manner specified by the Administrator, (a) transfer an Award to a Participant’s spouse or former spouse pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. For purposes of this Section 13, “immediate family” shall mean the Participant’s spouse, former spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the Participant’s household (other than as a tenant or employee).

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.
a)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.
b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
c)	Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if the Successor Corporation refuses to assume or substitute an Option or Stock Appreciation Right in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
                    For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
                    Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent;

provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
15. Tax Withholding
a)	Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise thereof).

b)	Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.
19. Amendment and Termination of the Plan.
a)	Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20. Conditions Upon Issuance of Shares.
a)	Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

b)	Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B
AEHR TEST SYSTEMS
2006 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2. Definitions.
a)	“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

b)	“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

c)	“Board” means the Board of Directors of the Company.

d)	“Change in Control” means the occurrence of any of the following events:
i.	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

ii.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

iii.	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

iv.	A change in the composition of the Board occurring within a two (2)-year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).
e)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

f)	“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

g)	“Common Stock” means the common stock of the Company.

h)	“Company” means Aehr Test Systems, a California corporation.

i)	“Compensation” means an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

j)	“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

k)	“Director” means a member of the Board.

l)	“Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is an officer or other manager, or (v) is a highly compensated employee under Section 414(q) of the Code.

m)	“Employer” means any one or all of the Company and its Designated Subsidiaries.

n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

o)	“Exercise Date” means the first Trading Day on or after April 1 and October 1 of each year. The first Exercise Date under the Plan will be April 1, 2007. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) when the Exercise Dates will occur during an Offering Period.

p)	“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
i.	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the

Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.	In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
q)	“Offering Date” means the first Trading Day of each Offering Period.

r)	“Offering Periods” means the period of time the Administrator may determine prior to Offering Date, for options to be granted on such Offering Date, during which an option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately twenty-four (24) months (i) commencing on the first Trading Day on or after April 1 of each year and terminating on the first Trading Day on or following April 1, approximately twenty-four (24) months later, and (ii) commencing on the first Trading Day on or after October 1 of each year and terminating on the first Trading Day on or following October 1, approximately twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

s)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

t)	“Plan” means this Aehr Test Systems 2006 Employee Stock Purchase Plan.

u)	“Purchase Period” means the period during an Offering Period which shares of Common Stock may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless and until the Administrator provides otherwise, the Purchase Period will mean the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

v)	“Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Offering Date for all options to be granted on such Offering Date, subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20. Unless and until the Administrator provides otherwise, the Purchase Price will equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.

w)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

x)	“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3. Eligibility.
a)	Offering Periods. Any Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

b)	Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or

Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.
4. Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.
6. Payroll Deductions.
a)	At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant will have the payroll deductions made on such day applied to his or her account under the subsequent Purchase or Offering Period. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

b)	Payroll deductions authorized by a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

c)	All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

d)	A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

e)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), or if the Administrator reasonably anticipates a participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Purchase or Offering Period (as set forth in Section 7 or as established by the Administrator), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, or for participants who have had there contributions reduced due to the applicable limits on the maximum number of shares that may be purchased in any Purchase or Offering Period, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

f)	At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.
7. Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than three thousand (3,000) shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8. Exercise of Option.
a)	Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

b)	Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.
10. Withdrawal.
a)	Pursuant to procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

b)	A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.
12. Interest. No interest will accrue on the payroll deductions of a participant in the Plan.
13. Stock.
a)	Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 200,000 shares.

b)	Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

c)	Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.
15. Designation of Beneficiary.
a)	A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

b)	Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the

Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

c)	All beneficiary designations under this Section 15 will be made in such form and manner as the Administrator may prescribe from time to time.
16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.
17. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.
18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.
a)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Section 7.

b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

c)	Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a new Exercise Date (the “New Exercise Date”) and will end on the

New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.
20. Amendment or Termination.
a)	The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

b)	Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

c)	In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
i.	amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

ii.	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

iii.	shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

iv.	reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

v.	reducing the maximum number of Shares a participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.
21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
                    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.
24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25. Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AEHR TEST SYSTEMS
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 26, 2006
The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 26, 2006, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR APPROVAL OF THE ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN; (3) FOR APPROVAL OF THE ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN AND (4) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.
PLEASE SIGN AND DATE ON REVERSE SIDE

1.	ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below (except as indicated)	[ ] WITHHOLD authority to vote for all nominees listed below
IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE’S NAME IN THE LIST BELOW:

Rhea J. Posedel	Robert R. Anderson	William W. R. Elder	Mukesh Patel	Mario M. Rosati
2.	PROPOSAL TO APPROVE THE ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3.	PROPOSAL TO APPROVE THE ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
4.	PROPOSAL TO RATIFY THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
5.	IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Dated:                     , 2006

Signature

[Signature]

(This Proxy should be marked, dated, signed by the Shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)